Exhibit 99.1

Contact:	Janie Maddox
Post Properties, Inc.
(404) 846-5056

Post Properties Announces Second Quarter Earnings
Investor/Analyst Conference Call Scheduled for August 5, 2003 at 10:00 a.m. EDT

ATLANTA, August 4, 2003 – Post Properties, Inc. (NYSE: PPS) announced today that its net income available to common shareholders was $24.8 million for the second quarter of 2003, compared to net income available to common shareholders of $22.2 million for the second quarter of 2002. On a diluted per share basis, net income available to common shareholders was $0.66 for the second quarter of 2003, compared to $0.60 for the second quarter of 2002. Included in the company’s second quarter 2003 results were severance charges of $1.8 million related to the previously announced departures of two executive officers. In addition, second quarter 2003 results included a charge of approximately $5.2 million reflecting the legal, advisory and other costs associated with the recently concluded proxy contest. This $5.2 million charge also includes the estimated costs to settle two derivative and purported class action lawsuits that were initiated during the proxy contest.

For the six months ended June 30, 2003, net income available to common shareholders was $1.4 million, compared to net income available to common shareholders of $36.4 million for the six months ended June 30, 2002. On a diluted per share basis, net income available to common shareholders was $0.04 for the first six months of 2003, compared to $0.98 for the same period of 2002.

Funds from operations (FFO) for the second quarter of 2003 totaled $14.7 million, or $0.35 per diluted share, compared to $27.3 million, or $0.65 per diluted share, for the second quarter of 2002. Excluding the severance and proxy contest related charges discussed above, FFO for the second quarter of 2003 totaled $21.7 million, or $0.52 per diluted share, consistent with management’s previously issued estimates.

Funds from operations for the six months ended June 30, 2003 totaled $17.6 million, or $0.42 per diluted share, compared to $57.5 million, or $1.37 per diluted share, for the six months ended June 30, 2002. FFO is a supplemental non-GAAP financial measure used by real estate investment trusts to measure and compare operating performance. A reconciliation of FFO to GAAP net income is included in the financial data (Table 2) accompanying this press release.

Total revenues from continuing operations were $82.7 million for the second quarter of 2003, compared to $81.0 million for the second quarter of 2002. For the six months ended June 30, 2003, total revenues from continuing operations were $164.7 million, compared to $163.2 million for the same period in 2002.

Mature Community Data

For the second quarter of 2003, average economic occupancy at the company’s 67 mature (same store) communities, containing 24,347 apartment units, was 91.1%, compared to 89.5% for the second quarter of 2002. For the six months ended June 30, 2003, average economic occupancy for these mature communities was 90.6%, compared to 89.8% for the same period in 2002.

Total revenues for the mature communities decreased 3.6% during the second quarter of 2003, compared to the second quarter of 2002, and operating expenses increased 1.9%, resulting in a 6.6% decline in same store net operating income (NOI), or $2.9 million ($0.07 per diluted share). For the six months ended June 30, 2003, total revenues for the mature communities decreased 4.1% compared to the same period in 2002, while operating expenses increased 0.8%, resulting in a 6.7% decline in same store NOI, or $6.0 million ($0.14 per diluted share). NOI is defined as property rental and other revenues less direct property operating expenses. NOI excludes interest, depreciation and corporate general and administrative expenses. Same store NOI is a supplemental non-GAAP financial measure. A reconciliation of same store NOI to the comparable GAAP financial measure is included in the financial data (Table 3) accompanying this press release.

Asset Sales

During the quarter, the company sold one wholly-owned community consisting of 770 apartment units in Atlanta, GA. The sale produced over $58 million of net proceeds and was part of a continuing program to lower Post’s asset concentration in Atlanta, GA by selling certain of the company’s older assets.

In addition during the second quarter, the company, along with its joint venture partner, sold Post Paseo Colorado for gross proceeds of $98 million. Post Paseo Colorado consisted of 391 apartment units and was the company’s sole investment in California. The company’s share of the net proceeds, including the repayment of the company’s construction loan to the joint venture, was approximately $75 million.

The company’s year-to-date net proceeds from asset sales total approximately $170 million (including the Post Paseo Colorado joint venture loan repayment). Since launching its self-funding strategy in 2000, the company has raised more than $700 million in net proceeds from asset sales.

Outlook

The estimates presented below are forward-looking and are based on current apartment market and general economic conditions and other risks outlined below. Management believes that the company’s net loss per diluted share for the third quarter of 2003 will be in a range of $0.04 to $0.05. Management is not currently expecting to close any significant asset sales in the third quarter of 2003. Management believes that the company’s FFO per share for the third quarter of 2003 will be in a range of $0.48 to $0.49. Management’s estimates of per share FFO for the third quarter of 2003 are based on the following assumptions: flat to slightly improving same store NOI, as compared to same store NOI for the second quarter of 2003; dilution from asset sales completed in the second quarter of 2003, the proceeds of which were used primarily to pay down short-term floating rate debt; the impact of reducing the amount of interest expense and internal personnel costs capitalized to development projects as those properties are completed and placed in service; and increased general and administrative expenses. A reconciliation of projected net income per diluted share to projected FFO per diluted share for the third quarter of 2003 is included in the financial data (Table 5) accompanying this press release.

Supplemental Financial Data

The company also produces Supplemental Financial Data that includes detailed information regarding the company’s operating results and balance sheet. The Supplemental Financial Data is available through the company’s web site at “http://www.postproperties.com/posthome.nsf/ExtList/2003-2QFinancials”.

The ability to access the attachments on the company’s web site requires the Adobe Acrobat 4.0 Reader, which may be downloaded at http://www.adobe.com/products/acrobat/readstep.html.

Conference Call Information

The company will hold its quarterly conference call on Tuesday, August 5, 2003, at 10 a.m. EDT. The telephone numbers are 1-800-810-0924 for domestic calls and 1-913-981-4900 for international callers. Callers should reference “Post Properties’ Second Quarter 2003 Earnings Call.” The passcode is 729142. The conference call will be open to the public and can be listened to live on Post’s web site at www.postproperties.com under Corporate Information/Investor Info. The replay will begin two hours after the completion of the call and will be available until Monday, August 11, at 11:59 p.m. EDT. The telephone numbers for the replay are 1-888-203-1112 for domestic callers and 1-719-457-0820 for international callers. The passcode for the replay is 729142. A replay of the call also will be available through Tuesday, September 30, on Post’s web site. The financial and statistical information that will be discussed on the call is contained in this press release and the Supplemental Financial Data, both available on the company’s website at “http://www.postproperties.com/posthome.nsf/ExtList/2003-2QFinancials” prior to the quarterly conference call.

Post Properties, Inc., a leading developer and operator of upscale apartment communities in the United States, pioneered building and branding resort-style garden apartments for more than 30 years. Post now also focuses on the creation of high-quality, high-density, live-work-walk neighborhoods in infill locations in major urban markets. The company has been recognized locally, nationally and internationally for building better neighborhoods and the preservation of historic buildings. Operating as a self-administered and self-managed equity real estate investment trust (REIT), the company’s primary business consists of developing and managing Post® brand-name apartment communities.

Nationwide, Post Properties owns approximately 28,917 apartment homes in 78 communities, including 468 units currently under development and lease-up.

Forward Looking Statement:

Certain statements made in this press release and other written or oral statements made by or on behalf of the company, may constitute “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the company’s future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Examples of such statements in this press release include the company’s projected net income (loss) per diluted share and projected FFO per diluted share for the third quarter of 2003. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

The following are some of the factors that could cause the company’s actual results to differ materially from the expected results described in the company’s forward-looking statements: future local and national economic conditions, including changes in job growth, interest rates, the availability of financing and other factors; demand for apartments in the company’s markets and the effect on occupancy and rental rates; the impact of competition on the company’s business, including competition for tenants and development locations; the company’s ability to obtain financing or self-fund the development or acquisition of additional apartment communities; the uncertainties associated with the company’s current real estate development, including actual costs exceeding the company’s budgets or development periods exceeding expectations; uncertainties associated with the timing and amount of asset sales and the resulting gains/losses associated with such asset sales; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects of changes in accounting policies and other regulatory matters detailed in the company’s filings with the Securities and Exchange Commission and uncertainties of litigation; and the company’s ability to continue to qualify as a real estate investment trust under the Internal Revenue Code. Other important risk factors regarding the company are included under the caption “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2002 and may be discussed in subsequent filings with the SEC. The risk factors discussed in such Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this press release.

Financial Highlights
(Unaudited; in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,

	2003	2002	2003	2002

OPERATING DATA
Revenues	$82,718	$80,966	$164,728	$163,152
Net income available to common shareholders	24,826	22,200	1,377	36,357
Net income available to common shareholders, excluding severance, proxy and asset impairment charges (Table 1)	31,083	22,200	37,668	36,357
Funds from operations (Table 2)	14,690	27,320	17,553	57,516
Funds from operations, excluding severance and proxy charges (Table 2)	21,716	27,320	44,290	57,516
Weighted average shares outstanding – diluted	37,467	36,981	37,362	36,975
Weighted average shares and units outstanding – diluted	42,074	42,100	42,058	42,094
PER COMMON SHARE DATA – DILUTED
Net income available to common shareholders	$0.66	$0.60	$0.04	$0.98
Net income available to common shareholders, excluding severance, proxy and asset impairment charges (Table 1)	0.83	0.60	1.01	0.98
Funds from operations (Table 2)	0.35	0.65	0.42	1.37
Funds from operations, excluding severance and proxy charges (Table 2)	0.52	0.65	1.05	1.37
Dividends declared	0.45	0.78	0.90	1.56

Table 1
Reconciliation of Net Income Available to Common Shareholders to Net Income Available to Common Shareholders, Excluding Severance, Proxy and Asset Impairment Charges
(Unaudited; in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,

	2003	2002	2003	2002

Net income available to common shareholders	$24,826	$22,200	$1,377	$36,357
Severance charges	1,795	—	21,506	—
Proxy and related costs	5,231	—	5,231	—
Asset impairment charge	—	—	14,118	—
Minority interest impact of charges (1)	(769)	—	(4,564)	—

Net income available to common shareholders, excluding severance, proxy and asset impairment charges	$31,083	$22,200	$37,668	$36,357

Weighted average shares outstanding – diluted	37,467	36,981	37,362	36,975

Net income available to common shareholders, excluding severance, proxy and asset impairment charges – per diluted share	$0.83	$0.60	$1.01	$0.98

(1)	Computed at 10.95% and 11.17% for the three and six months ended June 30, 2003, respectively.

Table 2

Reconciliation of Net Income Available to Common Shareholders to Funds From Operations

(Unaudited; in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,

	2003	2002	2003	2002

Net income available to common shareholders	$24,826	$22,200	$1,377	$36,357
Minority interest of common unitholders – continuing operations	146	713	(3,729)	3,261
Minority interest in discontinued operations	23	146	99	467
Gains on property sales – continuing operations	—	—	—	(13,275)
Gains on property sales – unconsolidated entities	(8,395)	—	(8,395)	—
Gains on properties held for sale and sold, net of minority interest – discontinued operations	(23,714)	(16,146)	(29,805)	(9,425)
Asset impairment charge	—	—	14,118	—
Depreciation on wholly-owned real estate assets, net	21,361	20,147	42,979	39,732
Depreciation on real estate assets held in unconsolidated entities	443	260	909	399

Funds from operations (1)(2)	14,690	27,320	17,553	57,516
Severance charges	1,795	—	21,506	—
Proxy and related costs	5,231	—	5,231	—

Funds from operations, excluding severance and proxy charges	$21,716	$27,320	$44,290	$57,516

Weighted average shares and units outstanding – diluted	42,074	42,100	42,058	42,094

Funds from operations – per diluted share	$0.35	$0.65	$0.42	$1.37

Funds from operations, excluding severance and proxy charges – per diluted share	$0.52	$0.65	$1.05	$1.37

(1)	The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of Funds from Operations (“FFO”). FFO is defined to mean net income available to common shareholders determined in accordance with GAAP, excluding gains (or losses) from debt restructuring and sales of property, plus depreciation of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented herein is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs or ability to service indebtedness or make distributions.

(2)	For the three and six month periods ended June 30, 2002, FFO has been restated from the prior year presentation to reflect a reduction of $136 for early debt extinguishment costs reclassified from extraordinary items to operating expenses under SFAS No. 145.

Table 3
Reconciliation of Same Store Net Operating Income (NOI) to Income from Continuing Operations before Equity in Income (Losses) of Unconsolidated Entities, Gains on Property Sales and Minority Interest
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,

	2003	2002	2003	2002

Total same store NOI	$40,578	$43,439	$82,370	$88,330
Property NOI from other operating segments	7,278	5,215	13,637	9,254

Consolidated property NOI	47,856	48,654	96,007	97,584
Add:
Interest income	251	281	485	686
Minority interest in consolidated property partnerships	348	460	682	943
Less:
Depreciation	(22,476)	(20,794)	(45,204)	(40,696)
Interest	(17,396)	(13,700)	(33,957)	(26,844)
Amortization of deferred loan costs	(968)	(569)	(1,756)	(1,123)
General and administrative	(3,342)	(3,720)	(6,967)	(7,486)
Other expenses	—	(136)	(567)	(136)
Severance charges	(1,795)	—	(21,506)	—
Proxy and related charges	(5,231)	—	(5,231)	—
Asset impairment charge	—	—	(14,118)	—

Income (loss) from continuing operations before equity in income (losses) of unconsolidated entities, gains on property sales and minority interest	$(2,753)	$10,476	$(32,132)	$22,928

Table 4
Same Store Net Operating Income (NOI) Summary by Market
(Dollars in thousands)

	Three months ended			Six months ended
	June 30,			June 30,

	2003	2002	% Change	2003	2002	% Change

Rental and other revenues
Atlanta	$37,544	$39,317	(4.5)%	$75,585	$79,478	(4.9)%
Dallas	13,902	14,302	(2.8)%	27,726	28,746	(3.5)%
Tampa	4,342	4,565	(4.9)%	8,650	9,252	(6.5)%
Other	8,753	8,761	(0.1)%	17,525	17,574	(0.3)%

Total rental and other revenues	$64,541	$66,945	(3.6)%	$129,486	$135,050	(4.1)%

Property operating and maintenance expenses (excluding depreciation and amortization)
Atlanta	$13,442	$13,273	1.3%	$26,157	$25,677	1.9%
Dallas	5,674	5,318	6.7%	11,301	11,333	(0.3)%
Tampa	1,712	1,757	(2.6)%	3,392	3,479	(2.5)%
Other	3,135	3,158	(0.7)%	6,266	6,231	0.6%

Total	$23,963	$23,506	1.9%	$47,116	$46,720	0.8%

Net operating income
Atlanta	$24,102	$26,044	(7.5)%	$49,428	$53,801	(8.1)%
Dallas	8,228	8,984	(8.4)%	16,425	17,413	(5.7)%
Tampa	2,630	2,808	(6.3)%	5,258	5,773	(8.9)%
Other	5,618	5,603	0.3%	11,259	11,343	(0.7)%

Total same store NOI	$40,578	$43,439	(6.6)%	$82,370	$88,330	(6.7)%

Table 5
Reconciliation of Forecasted Net Loss Per Share to Forecasted Funds From Operations Per Share

	Three months ended
	September 30, 2003

	Low Range	High Range

Forecasted net loss, per share	$(0.04)	$(0.05)
Forecasted real estate depreciation, per share	0.52	0.54

Forecasted funds from operations, per share	$0.48	$0.49

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